Exhibit (e)(3)(iv)

FORM OF AMENDMENT NO. XX

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS IA SHARES

FORM OF AMENDMENT NO. XX dated as of    , 2023 (“Amendment No. XX”), to the Distribution Agreement, dated as of July 16, 2020 (the “Agreement”) between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class IA shares.

1.	New Portfolios. Effective November , 2023, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

☐	EQ/Aggressive Allocation Portfolio
☐	EQ/Conservative Allocation Portfolio
☐	EQ/Conservative-Plus Allocation Portfolio
☐	EQ/Core Plus Bond Portfolio
☐	EQ/Moderate Allocation Portfolio
☐	EQ/Moderate-Plus Allocation Portfolio

(“New Portfolios”)

2.	Duration of Agreement for the New Portfolios.

a.	With respect to the New Portfolios, the Agreement will continue in effect for two years after the date set forth in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to the New Portfolios, the Agreement shall continue in effect annually after the date specified in subsection (a) above only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Equitable Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11 of the Agreement.

3.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. XX as of the date first set forth above.

EQ ADVISORS TRUST		EQUITABLE DISTRIBUTORS, LLC

By:		By:
Name:	Kenneth Kozlowski	Name:	Nicholas Lane
Title:	Senior Vice President and Chief Investment Officer	Title:	Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

FORM OF AMENDMENT NO. XX

DISTRIBUTION AGREEMENT

CLASS IA SHARES

1290 VT Equity Income Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio	EQ/Large Cap Value Index Portfolio
1290 VT GAMCO Small Company Value Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
1290 VT Socially Responsible Portfolio	EQ/Loomis Sayles Growth Portfolio
EQ/AB Dynamic Moderate Growth Portfolio	EQ/MFS International Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/Mid Cap Index Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/Mid Cap Value Managed Volatility Portfolio
EQ/All Asset Growth Allocation Portfolio	EQ/Moderate Growth Strategy Portfolio
EQ/Balanced Strategy Portfolio	EQ/Money Market Portfolio
EQ/Capital Group Research Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/ClearBridge Large Cap Growth Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio	EQ/Small Company Index Portfolio
EQ/Common Stock Index Portfolio	EQ/Ultra Conservative Strategy Portfolio
EQ/Conservative Growth Strategy Portfolio	EQ/Value Equity Portfolio
EQ/Conservative Strategy Portfolio	Multimanager Aggressive Equity Portfolio
EQ/Core Bond Index Portfolio	Multimanager Core Bond Portfolio
EQ/Equity 500 Index Portfolio	Multimanager Technology Portfolio
EQ/Franklin Balanced Managed Volatility Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio	EQ/Aggressive Allocation Portfolio
EQ/Global Bond PLUS Portfolio	EQ/Conservative Allocation Portfolio
EQ/Global Equity Managed Volatility Portfolio	EQ/Conservative-Plus Allocation Portfolio
EQ/Growth Strategy Portfolio	EQ/Core Plus Bond Portfolio
EQ/Intermediate Government Bond Portfolio	EQ/Moderate Allocation Portfolio
EQ/International Core Managed Volatility Portfolio	EQ/Moderate-Plus Allocation Portfolio
EQ/International Equity Index Portfolio
EQ/International Value Managed Volatility Portfolio
EQ/Invesco Comstock Portfolio
EQ/Invesco Global Portfolio
EQ/Janus Enterprise Portfolio
EQ/JPMorgan Growth Stock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Core Managed Volatility Portfolio
EQ/Large Cap Growth Index Portfolio